Exhibit 10.20

OFFICE LEASE AGREEMENT

BETWEEN

MEADOWS OFFICE, L.L.C.

AS LANDLORD

AND

CANCER GENETICS, INC.

AS TENANT

DATED

OCTOBER 9, 2007

TABLE OF CONTENTS

1.	Definitions and Basic Lease Provisions		1

2.	Lease Grant		1

3.	Tender of Possession		1

4.	Rent		1

5.	Delinquent Payment; Handling Charges		2

6.	Security Deposit		2

7.	Services; Utilities; Common Areas		3
	(a)	Services	3
	(b)	Excess Utility Use	4
	(c)	Common Areas	4
	(d)	Parking	5

8.	Alterations; Repairs; Maintenance; Signs		6
	(a)	Alterations	6
	(b)	Repairs; Maintenance	7
		(i) By Landlord	7
		(ii) By Tenant	7
		(iii) Performance of Work	8
	(c)	Mechanic’s Liens	9
	(d)	Signs	9

9.	Use		10

10.	Assignment and Subletting		11
	(a)	Transfers	11
	(b)	Consent Standards	11
	(c)	Request for Consent	11
	(d)	Conditions to Consent	11
	(e)	Attornment by Subtenants	12
	(f)	Cancellation	12
	(g)	Additional Compensation	12
	(h)	Adequate Assurance of Future Performance	13

11.	Insurance; Waivers; Subrogation; Indemnity		13
	(a)	Tenant’s Insurance	13
	(b)	Landlord’s Insurance	14
	(c)	No Subrogation	14
	(d)	Indemnity	15

12.	Subordination; Attornment; Notice to Landlord’s Mortgagee		15
	(a)	Subordination	15

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	(b)	Attornment	15
	(c)	Notice to Landlord’s Mortgagee	16
	(d)	Landlord’s Mortgagee’s Protection Provisions	16

13.	Rules and Regulations		16

14.	Condemnation		16
	(a)	Total Taking	16
	(b)	Partial Taking - Tenant’s Rights	16
	(c)	Partial Taking - Landlord’s Rights	17
	(d)	Award	17

15.	Fire or Other Casualty		17
	(a)	Repair Estimate	17
	(b)	Tenant’s Rights	17
	(c)	Landlord’s Rights	17
	(d)	Repair Obligation	17
	(e)	Abatement of Rent	18

16.	Personal Property Taxes		18

17.	Events of Default		18
	(a)	Payment Default	18
	(b)	Abandonment	18
	(c)	Estoppel/Financial Statement	18
	(d)	Insurance	18
	(e)	Mechanic’s Liens	18
	(f)	Other Defaults	18
	(g)	Insolvency	18

18.	Remedies		19
	(a)	Termination of Lease	19
	(b)	Termination of Possession	19
	(c)	Perform Acts on Behalf of Tenant	19
	(d)	Alteration of Locks	19

19.	Payment by Tenant; Non-Waiver; Cumulative Remedies		20
	(a)	Payment by Tenant	20
	(b)	No Waiver	20
	(c)	Cumulative Remedies	20

20.	Landlord’s Lien		20

21.	Surrender of Premises		21

22.	Holding Over		21

23.	Certain Rights Reserved by Landlord		22
	(a)	Building Operations	22
	(b)	Security	22

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	(c)	Repairs and Maintenance	22
	(d)	Prospective Purchasers and Lenders	22
	(e)	Prospective Tenants	22

24.	Substitution Space		22

25.	Hazardous Materials		23

26.	Miscellaneous		27
	(a)	Landlord Transfer	27
	(b)	Landlord’s Liability	27
	(c)	Force Majeure	28
	(d)	Brokerage	28
	(e)	Estoppel Certificates	28
	(f)	Notices	28
	(g)	Separability	28
	(h)	Amendments; Binding Effect	28
	(i)	Quiet Enjoyment	29
	(j)	No Merger	29
	(k)	No Offer	29
	(l)	Entire Agreement	29
	(m)	Waiver of Jury Trial	29
	(n)	Governing Law	29
	(o)	Recording	29
	(p)	Joint and Several Liability	29
	(q)	Financial Reports	30
	(r)	Landlord’s Fees	30
	(s)	Telecommunications	30
	(t)	Confidentiality	30
	(u)	Authority	30
	(v)	List of Exhibits	31

27.	OSHA Regulations		31

28.	Guaranty		31

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This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	OCTOBER 9, 2007

Landlord:	Meadows Office, L.L.C., a Delaware limited liability company

Tenant:	Cancer Genetics, Inc., a Delaware corporation

Premises:	An area deemed to contain seventeen thousand nine hundred thirty-six (17,936) rentable square feet, located on the second (2nd) floor in the building commonly known as Building 201 of the Meadows Office Complex (the “Building”), and whose street address is 201 Route 17 North, Rutherford, New Jersey. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B attached to this Lease. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(c)). The term “Complex” shall collectively refer to the Building and any other buildings which comprise a multi-building Complex owned by Landlord, if applicable.

Term:	Approximately one hundred twenty (120) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 120th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	The earlier of: (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein; or (b) one hundred twenty (120) days after the date of execution and delivery of this Lease by Landlord and Tenant.

Base Rent:	Base Rent shall be the following amounts for the following periods of time:

Lease Month	Annual Base Rent Rate Per Rentable Square Foot	Monthly Base Rent

1 - 36	$26.50	$39,608.67

37 - 48	$27.50	$41,103.33

49 - 72	$28.50	$42,598.00

73 - 84	$30.50	$45,587.33

85 - 120	$31.50	$47,082.00

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).

Security Deposit:	$450,000.00 (initially, subject to reduction as provided in Section 6 hereof).

Rent:	Base Rent, Additional Rent, Taxes and Insurance (each as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office use and medical laboratory use consistent with office use, and for no other purpose whatsoever.

Tenant’s Proportionate Share:	6.2187%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the rentable square feet in the Building at the time a respective charge was incurred, which at the time of execution of this Lease is 288,421 rentable square feet. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive as to the square footage in existence on the date of this Lease and shall be binding upon them.

Initial Liability Insurance Amount:	$3,000,000

Broker/Agent:	For Tenant: McBride Corporate Real Estate

For Landlord: Newmark Knight Frank

Tenant’s Address:	Prior to Commencement Date:	Following Commencement Date:
	228 River Vale Road	201 Route 17 North
	River Vale, New Jersey 07675	Rutherford, New Jersey 07070
	Attention: Louis Maione, President	Attention: Louis Maione, President
	Telephone: (201) 263-1323	Telephone: (201) 263-1323
	Telecopy: (201) 263-1328	Telecopy: (201) 263-1328

Landlord’s	For all Notices:
Address:	c/o Onyx Equities
900 Route 9 North
Woodbridge, New Jersey 07095
Attention: Samuel Giordano, CFO
Telephone: (732) 362-8800
Telecopy: (732) 362-8801

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The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:
TENANT:

MEADOWS OFFICE, L.L.C., a Delaware limited liability company

By:	/s/ John Saracco Jr

Name:	John Saracco Jr

Title:	Authorized Signatory

CANCER GENETICS, a Delaware corporation

By:	/s/ Louis J. Maione

Name:	Louis J. Maione

Title:	President, CEO

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OFFICE LEASE AGREEMENT

1. Definitions and Basic Lease Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day following Thanksgiving, Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Normal Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).

3. Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about the date of execution and delivery of this Lease by Landlord and Tenant (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then: (a) the validity of this Lease shall not be affected or impaired thereby; (b) Landlord shall not be in default hereunder or be liable for damages therefor; and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy. After determination of the Commencement Date, Landlord may send Tenant a commencement letter confirming the Commencement Date, the Expiration Date and any other variable terms of the Lease. The commencement letter, which may be delivered by regular mail, shall become a part of this Lease and shall be binding on Tenant and Landlord if Tenant does not give Landlord notice of its disagreement with any of the provisions of such commencement letter within ten (10) days after the date of such letter. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, with at least one (1) elevator being subject to call at all times for such purpose. Such access shall be subject, however, in all events, to the Building rules and regulations

4. Rent. Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The first (1st) monthly installment of Base Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term. The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent, Taxes and Insurance (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.

5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of fifteen percent (15%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

6. Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit (as defined in the Basic Lease Information), which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined in Section 17). Landlord may, at Landlord’s discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to put the Premises in the condition required under this Lease and to perform any obligation Tenant fails to perform hereunder or in connection with Landlord’s remedies under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. Unless required otherwise by applicable Law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer (and the delivery to Tenant of an acknowledgment of the transferee’s responsibility for the Security Deposit if required by Law), Landlord thereafter shall have no further liability for the return of the Security Deposit. The Security Deposit shall be in the form of an irrevocable, unconditional letter of credit (the “Letter of Credit”). The Letter of Credit shall be addressed to Landlord, issued in a form and substance similar to that attached hereto as Exhibit G and by a financial institution approved by Landlord, in Landlord’s sole discretion, shall be freely transferable without fee, and having an expiration date falling no sooner than ten (10) years and thirty (30) days after the Commencement Date. Tenant agrees that upon any default by Tenant under the terms and provisions of this Lease, Landlord shall have the right to receive payment under any Letter of Credit of the entire amount of such Letter of Credit at such time, and any such amounts received by Landlord shall be held by Landlord and applied in accordance with this Lease in the same manner as for a cash Security Deposit.

Provided no Event of Default shall have occurred under this Lease, the amount of the Security Deposit shall be reduced by $11,600.00 as of the second (2nd) anniversary of the Commencement Date, and by $54,800.00 as of each subsequent anniversary of the Commencement; provided, however, that in no event shall the Security Deposit be reduced to an amount less than $127,794.00. Prior to any such reduction, Tenant shall be required to have furnished to Landlord a replacement Letter of Credit in the reduced amount of such Security Deposit.

7. Services; Utilities; Common Areas.

(a) Services.

(i) Landlord shall use all reasonable efforts to furnish to Tenant: (i) water at those points of supply provided for general use of tenants of the Building; (ii) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are required by governmental authority or as Landlord reasonably determines are standard for the Building; (iii) janitorial service to the Premises on weekdays, other than Holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of operating elevators during nonbusiness hours, during repairs, and Holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord’s standard charge for such bulbs and tubes shall be paid by Tenant; and (vi) electrical current during Normal Business Hours for equipment that does not require more than six (6) watts per usable square foot. If Tenant desires any of the services specified in Section 7(a)(ii) at a time other than Normal Business Hours, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the Business Day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing HVAC service to Tenant at a time other than Normal Business Hours, shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. Landlord’s current charge for providing HVAC services at a time other than Normal Business Hours is $75.00 per hour.

(ii) (A) Tenant, as part of Tenant’s Initial Alterations as described in Exhibit D attached hereto, shall install (and thereafter shall maintain) one or more electrical submeters to measure Tenant’s demand and consumption with respect to the electricity furnished by Landlord (such submeter(s) being herein called “Tenant’s Submeter”), including but not limited to electricity consumed by any supplemental HVAC equipment installed by or on behalf of Tenant, throughout the Term, shall pay Landlord for such electricity as measured by Tenant’s Submeter at the rates set forth in, and otherwise pursuant to the provisions of, subparagraph (ii)(A) below.

(B) Tenant, for any billing period, shall pay Landlord an amount determined by applying (i) Tenant’s electrical demand (measured in KWs) and consumption (measured in KWHRs) for such period, as measured by Tenant’s Submeter, to (ii) the rate schedule (inclusive of all taxes, surcharges and other charges payable thereunder or in connection therewith) of the utility company serving the Building which is charged to Landlord for such period. Tenant shall pay the amount due for any billing period within thirty (30) days after being billed therefor, which bills Landlord may render from time to time (but no more frequently than monthly). Tenant shall also pay to Landlord an amount equal to the actual out-of-pocket costs reasonably incurred by Landlord to a meter company or otherwise in respect of having Tenant’s Submeter read and having bills prepared and delivered based upon such readings.

(b) Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment that requires more than six (6) watts per usable square foot. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord’s obligation to furnish services under Section 7(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder.

(c) Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of the Project and/or Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Complex), the ground floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, the parking garage, and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefitting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the building(s) in the Complex is not literally part of the Common Area, it will be deemed to be so included for purposes of: (i) Landlord’s ability to prescribe rules and regulations regarding same;

and (ii) its inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Complex. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Building or Complex, as applicable, which areas may be elevated, surface or underground. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building and/or Complex, as applicable, and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

(i) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

(ii) Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary or advisable to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

(iii) With regard to the roof(s) of the building(s) in the Project or Complex, as applicable, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

(d) Parking.

(i) For purposes of this Subsection (d), the following definitions shall apply: (i) the “Parking Areas” shall mean those areas of the Complex designated by Landlord, from time to time, for parking to serve the Building; (ii) the “Reserved Parking Areas” shall mean those portions of the Parking Areas designated by Landlord, from time to time, for reserved parking (i.e., for the exclusive use of one or more persons); and (iii) the “General Parking Areas” shall mean, from time to time, those portions of the Parking Areas which are not then Reserved Parking Areas.

(ii) Tenant, incident to its use of the Premises, shall have the exclusive right to use five (5) reserved parking spaces within the Reserved Parking Areas (the “Tenant’s Reserved Spaces”), which Tenant’s Reserved Spaces shall be designated by Landlord from time to time but which shall not be required to be located in the covered parking deck serving the Building. Tenant will be responsible (i) for the internal allocation of Tenant’s Reserved Spaces and (ii) at Tenant’s expense, for the enforcement of Tenant’s exclusive right to use Tenant’s Reserved Spaces. Landlord shall, at Tenant’s expense, place a marking on each of Tenant’s Reserved Spaces indicating that the same is a reserved parking space.

(iii) Tenant, incident to its use of the Premises, shall have the right to use the parking spaces located in the General Parking Areas, on a “first come, first served” basis in common with other persons designated by Landlord, subject, in all events, to the Building rules and regulations; provided, however, that at no time shall Tenant use, in the aggregate, a number of parking spaces in the General Parking Areas in excess of four (4) parking spaces in the General Parking Areas per each one thousand (1,000) rentable square feet of the Premises, less the number of Tenant’s Reserved Spaces.

8. Alterations; Repairs; Maintenance; Signs

(a) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time it requests Landlord’s consent to any Alterations if the desired Alterations: (i) will affect the Building’s Systems or Building’s Structure; or (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; or (iii) will cost in excess of Seventy-Five Thousand Dollars ($75,000.00). Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall (a) reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and (b) (i) in the event Tenant elects to have Landlord’s designated construction manager for the Building (herein called “Landlord’s Construction Manager”) provide construction management services with respect to such Alterations, Tenant shall pay Landlord’s Construction Manager fifteen percent (15%) of the aggregate cost of such Alterations as compensation for such construction management services, or (ii) in the event Tenant does not elect to have Landlord’s Construction Manager provide construction management services with respect to such Alterations, Tenant shall pay Landlord’s Construction Manager a general supervision fee as compensation for general oversight and coordination by Landlord’s Construction Manager equal to (A) if the Alterations project in question has an aggregate cost less than $100,000, five percent (5%) of the aggregate cost of such Alterations, or (B) if the Alterations project in question has an aggregate cost equal to or greater than $100,000, but less than $500,000, three percent (3%) of the aggregate cost of such Alterations, or (C) if the Alterations project in question has an aggregate cost equal to or greater than $500,000, two percent (2%) of the aggregate cost of such Alterations. Prior to commencing such Alterations, Tenant (i) shall furnish Landlord with an estimate of the cost of such Alterations (which estimate shall be subject to Landlord’s reasonable review and approval), and (ii) shall pay to Landlord’s Construction Manager the estimated amount of the construction management or general supervision fee described in the preceding sentence. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord (and Landlord shall be entitled to designate the contractors to perform work affecting the Building’s Systems). Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Project or Complex, as applicable, in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project or Complex, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such Alterations. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults, and Cable (as defined in Section 8(b) below), if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws and insurance requirements, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project or Complex, as applicable. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all loss, liability, damage cost or expense (including, without limitation, attorney’s fees and disbursements and court costs) resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws and insurance requirements, and Tenant shall be solely responsible for ensuring all such compliance.

(b) Repairs; Maintenance.

(i) By Landlord. Landlord shall, subject to reimbursement as set forth in Exhibit C, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under this Lease. Notwithstanding the foregoing, if, as a result of such work by Landlord (or Landlord’s failure to perform any work or repair it is required to perform hereunder), (i) the Premises, or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of it business), and (ii) Tenant in fact ceases to use the Premises (or material portion thereof), then Tenant’s sole remedy therefor shall be as follows: commencing after the expiration of five (5) consecutive business days following the later to occur of the date the Premises (or a material portion thereof) becomes untenantable, or the date Tenant ceases to use such space, the Rent payable hereunder shall be abated on a per diem basis for each day after such five (5) business day period based upon the percentage of the Premises not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(ii) By Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in compliance with all applicable Laws and insurance requirements and in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. Landlord reserves the right to perform any of the foregoing maintenance or repair obligations or require that such obligations be performed by a contractor approved by Landlord, all at Tenant’s expense. All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to make any repairs to the Premises for more than thirty (30) days after notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), Landlord may (but without any obligation), in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the condition required under this Lease, excepting reasonable wear and tear and losses required to be restored by Landlord. If Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, same shall be stored at the sole cost and risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture within the Premises. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or illness or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises. In addition, execution of this Lease constitutes acknowledgment by Tenant that control of moisture and mold prevention are integral to its Lease obligations.

(iii) Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and INVESCO Institutional (N.A.), Inc. (“Invesco”) as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and insurance requirements and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.

(c) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s or construction liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) business days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest at the Default Rate, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, Invesco, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against any and all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees and disbursements and court costs) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

(d) Signs. Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided any proposed sign is placed only in those locations as may be designated by Landlord, and complies with all Laws and insurance requirements and with the sign criteria promulgated by Landlord from time to time. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards or character of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project or Complex, as applicable. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal plus fifteen percent (15%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice. Landlord shall maintain a main directory for the Building’s tenants and other occupants (which directory, from time to time, may be either manual or computerized), and provide Tenant with one (1) listing on such main directory. Landlord, from time to time, shall, at Tenant’s expense, make such changes in the listing as Tenant shall request.

9. Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law and all insurance requirements. The population density within the Premises as a whole shall at no time exceed one person for each three hundred (300) rentable square feet in the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a “call center”, any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall not use or permit the storage of any explosives, fuel or other hazardous or inflammable materials within the Premises other than such materials and in such quantities which are normal and customary in office space of this type and in compliance with all applicable Laws and insurance requirements. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

10. Assignment and Subletting.

(a) Transfers. Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).

(b) Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed Transfer is not a sublease occurring during the first (1st) year of the Lease Term, Tenant is not then in default under this Lease and the proposed transferee: (1) is creditworthy in Landlord’s reasonable judgment; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or Complex, as applicable; (4) will not use the Premises, Project or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Project or Complex; (5) is not a governmental entity, or subdivision or agency thereof or any other party which enjoys sovereign immunity; (6) is not another occupant of the Building or Complex, as applicable; and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex, as applicable, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. In the event the Transfer consists of an assignment of Tenant’s interest in this Lease, and the financial strength and creditworthiness of the proposed assignee is reasonably acceptable to Landlord (taking into account the nature and extent of the remaining obligations under the Lease as of the date of the Transfer in question), then, upon the occurrence of such Transfer in accordance with the terms and provisions of this Section 10, the assigning party shall be released from any further liability under this Lease (except for liability relating to obligations arising prior to the Transfer). Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Cancellation. Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease with respect to an assignment or cancel this Lease as to the portion of the Premises proposed to be sublet as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and Rent shall be reduced proportionately based on the remaining square footage in the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby.

(h) Adequate Assurance of Future Performance. Notwithstanding any restriction on assignment contained elsewhere in this Section 10, if the Tenant is permitted by any bankruptcy court or other court of competent jurisdiction to assign this Lease in any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Tenant, or any other similar action which may be taken by any trustee, receiver or liquidator of Tenant, the assignment shall be conditioned upon such assignee being required to satisfy all outstanding defaults, whether monetary or non-monetary, under this Lease, and providing Landlord with Adequate Assurance of Future Performance. For purposes hereof, the term “Adequate Assurance of Future Performance” shall mean (i) the delivery by such assignee to Landlord of all financial information necessary to establish, to Landlord’s reasonable satisfaction, that such assignee has a net worth (as determined in accordance with generally accepted accounting principles) acceptable to Landlord, and (ii) the delivery by such assignee to Landlord of security to secure the assignee’s obligations under this Lease, which security may take the form of any one or more of the following as determined by Landlord: (A) an unconditional and irrevocable letter of credit available on sight in an amount acceptable to Landlord, issued by a bank satisfactory to Landlord, which shall contain, among other things, a so-called “evergreen clause”, and which shall otherwise be acceptable in form and substance to Landlord, (B) delivery by such assignee to Landlord of a cash security deposit in an amount acceptable to Landlord, and/or (C) delivery by such assignee to Landlord of an unconditional guaranty of the Lease, in form and substance satisfactory to Landlord, from an entity having a net worth acceptable to Landlord.

11. Insurance; Waivers; Subrogation; Indemnity.

(a) Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence, which shall apply on a per location basis, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company and Invesco against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment with an additional insured endorsement in form CG 20 26 11 85; (B) Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $3,000,000 combined single limit for property damage and bodily injury; (C) All Risk Property insurance covering the full value of all Alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee (as defined in Section 12(a)) as additional loss payees as their interests may appear; (D) All Risk Property insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment) it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than Five Million Dollars ($3,000,000); (G) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Section 11(a)(2)(C) or attributable to the prevention of access to the Building or Premises; (H) in the event Tenant performs any alterations or repairs in, on, or to the Premises, Builder’s Risk Insurance on an All Risk basis (including collapse) on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Section 11(a)(2)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (I) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time. Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 20 26 11 85, and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with a Best’s rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project or Complex, as applicable, as set forth on Exhibit C. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by Worker’s Compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(d) Indemnity. Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees and disbursements and court costs) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence on the Premises, the use of the Common Areas by any Tenant Party, or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; or (2) Tenant’s failure to perform its obligations under this Lease or Tenant’s breach of any of its covenants or negative covenants under this Lease, IN EACH CASE EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS (OTHER THAN A LOSS ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS). THIS INDEMNITY IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT (OTHER THAN A LOSS ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS) AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. The indemnities set forth in this Section 11(d) shall survive the expiration or earlier termination of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole discretion.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee, as the case may be, may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Landlord shall request that a subordination, non-disturbance and attornment agreement (an “SNDA”) applicable to this Lease be provided by Landlord’s presently existing Mortgagee and from future Mortgagees. Tenant shall pay any fee or costs of any such Mortgagee with respect to any such SNDA.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale,

termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (5) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”). Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within five (5) business days after the same is due;

(b) Abandonment. Tenant abandons the Premises or any substantial portion thereof, or fails to continuously operate its business in the Premises, abandonment being defined as Tenant’s vacation of the Premises and failure to meet one (1) or more lease obligations;

(c) Estoppel/Financial Statement. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e); or (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q), and such failure shall continue for five (5) business days after Landlord’s second (2nd) written notice thereof to Tenant;

(d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s or construction lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; and

(g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder):

(1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.

18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of: (1) all Rent accrued hereunder through the date of termination; (2) all amounts due under Section 19(a); and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate (“Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Premises is located as such bank’s prime or base rate) minus one percent (1%), minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall have no obligation to mitigate its damages hereunder. In this regard, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

(c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or

(d) Alteration of Locks. Additionally, with notice if Tenant is then in physical possession of the Premises, upon court order authorizing the same, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

20. Landlord’s Lien. In addition to any statutory landlord’s lien now in effect or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of Tenant’s property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Section 20 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five (5) days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices.

Tenant grants to Landlord a power of attorney coupled with an interest to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 20, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Within ten (10) days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord’s security interest in the Collateral. The landlord’s lien shall survive the expiration or earlier termination of the Lease, until all obligations of Tenant have been fully performed.

21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in the condition required to be maintained under this Lease, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such alterations, additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to the greater of: (1) two hundred percent (200%) of the Base Rent payable during the last month of the Term, or (2) one hundred fifty percent (150%) of the prevailing rental rate in the Building for similar space; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all loss, costs (including reasonable attorneys’ fees, disbursements and court costs) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term.

23. Certain Rights Reserved by Landlord. Landlord shall have the following rights:

(a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or Complex, as applicable, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) Security. To take such reasonable security measures as Landlord deems advisable (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;

(c) Repairs and Maintenance. To enter the Premises at all reasonable hours to perform Landlord’s repair and maintenance obligations and rights under the Lease;

(d) Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(e) Prospective Tenants. At any time during the last nine (9) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

24. Substitution Space. On one (1) occasion during the Term prior to the last year of the Term, Landlord may, at Landlord’s expense, relocate Tenant within the Building or Complex, as applicable, to space which is comparable in size, utility and condition to the Premises. If Landlord relocates Tenant, Landlord shall pay Tenant’s reasonable out-of-pocket expenses for and relating to moving Tenant’s fixtures (including but not limited to telephone and data cabling), furniture, equipment, and other personal property and supplies from the Premises to the relocation space and for reprinting Tenant’s stationery of the same quality and quantity as Tenant’s stationery supply on hand immediately before Landlord’s notice to Tenant of the exercise of this relocation right, and shall, at Landlord’s sole expense, construct improvements in and to the relocation space functionally equivalent to the improvements in the original Premises, and reinstall all of Tenant’s fixtures (including but not limited to telephone and data cabling), furniture, equipment, and other personal property and supplies in the relocation space. Notwithstanding anything to the contrary contained in the Section 24, if, at the time of such relocation, the Premises are being used for clinical diagnostic laboratory use, the relocation space must be improved so as to meet the requirements promulgated by the College of American Pathologists and the Clinical Laboratory Improvements Amendment of 1988 as administered by the State of New Jersey and the regulations of the Department of Health of the State New York applicable to clinical diagnostic laboratories. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of the Lease to the relocation space. No amendment or other instrument shall be necessary to effectuate the relocation contemplated by this Section; however, if requested by Landlord, Tenant shall execute an appropriate amendment document within ten (10) Business Days after Landlord’s written request therefor. If Tenant fails to execute such relocation amendment within such time period, or if Tenant fails to relocate within the time period stated in Landlord’s relocation notice to Tenant (or, if such relocation space is not available on the date specified in Landlord’s relocation notice, as soon thereafter as the relocation space becomes available and is tendered to Tenant in the condition required by this Lease), then Landlord may terminate this Lease by notifying Tenant in writing thereof at least sixty (60) days prior to the termination date contained in Landlord’s termination notice. Time is of the essence with respect to Tenant’s obligations under this Section.

25. Hazardous Materials.

(a) During the Term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(j) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and all insurance requirements, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

(b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(j) hereof) on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and except as required in connection with Tenant’s permitted laboratory use of the Premises, and in any event in compliance with all applicable Environmental Laws.

(c) At any time and from time to time during the term of this Lease, Landlord may perform, at Tenant’s sole cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment; and the cost of such assessment shall be immediately due and payable within thirty (30) days of receipt of an invoice therefor.

(d) Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(j) below) against Tenant relating to the Premises or the Complex; (2) any condition or occurrence on the Premises or the Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law or insurance requirement, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, communications with any insurance carriers relating to environmental matters regarding the Premises, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(e) Tenant will not change or permit to be changed the present use of the Premises.

(f) Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against any and all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Complex which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

(g) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(i) Without limiting any of the other provisions of this Section 25, Tenant shall, at all applicable times and a Tenant’s sole cost and expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:IK-6 et seq. and the regulations promulgated thereunder (“ISRA”). Tenant shall make all submissions to, provide all information to and comply with all requirements of the New Jersey Department of Environmental Protection (“NJDEP”). Tenant shall promptly furnish to Landlord photocopies of all reports, notices, correspondence, filings and other documentation (i) pertaining to the Worker and Community Right to Know Act, N.J.S.A 34:5A-1 et seq. and the regulations promulgated thereunder; (ii) pertaining to the Hazardous Substance Discharge—Reports and Notices Act, N.J.S.A. 13:IK-15 et seq. and the regulations promulgated thereunder; and (iii) from Tenant to, or from NJDEP, the United States Environmental Protection Agency (the “EPA”), the United States Occupational Safety and Health Administration, or any other local, state or federal authority to Tenant, pertaining to ISRA or other environmental matters. Tenant shall also promptly furnish to Landlord true and complete copies of all sampling and test results obtained from samples and tests taken at and around the Premises. Tenant shall promptly provide all information requested by Landlord for Landlord’s preparation of any responses required by a government agency regarding environmental conditions on the Premises. Tenant shall bear all costs and expenses, including attorneys fees, expert/consultant fees, and costs or expenses of investigation and/or remediation, incurred by Landlord associated with any actions necessary to comply with ISRA. As used in this Lease, costs and expenses necessary to comply with ISRA shall include, but not be limited to, the cost or expense of preparing applications for and obtaining determinations of non-applicability by the appropriate governmental authority. The foregoing undertaking shall survive the expiration or earlier termination of this Lease and surrender of the Premises and shall also survive any sale or other conveyance of the Premises by Landlord. Notwithstanding the foregoing, if Landlord sells the Premises to anyone other than Tenant or an affiliate thereof or there is a change in control of Landlord making ISRA applicable, the Landlord shall be responsible for all ISRA filings and Tenant shall cooperate with Landlord in connection therewith, provided that Tenant in any event shall be responsible for all costs associated with the investigation and/or remediation of any Hazardous Substances associated with Tenant’s use of the Premises.

If in connection with ISRA or any other Environmental Law a cleanup is to be undertaken because of any spill or discharge of Hazardous Substances or other event at the Premises occurring during the Term of this Lease other than those caused by Landlord, Tenant shall prepare and submit the required plans, provide necessary financial assurances and carry out the required plans.

As a condition precedent to Tenant’s right to sublease all or any portion of the Premises or to assign or terminate this Lease, Tenant shall comply with ISRA. Any consent of Landlord to an assignment or subletting shall be contingent on Landlord’s receipt of satisfactory evidence of such compliance.

Tenant will not use the Premises, or permit the Premises to be used, as a “Major Facility,” as such term is defined in N.J.S.A. 58:10-23.11b(1). Without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion, Tenant shall not operate any business, allow any subtenant to operate any business, or assign this Lease to any party that will conduct any business, at the Premises which shall have a North American Industry Classification System (“NAICS”) number, as defined in the 2002 edition of the NAICS issued by the federal Office of Management and Budget, which is subject to ISRA.

Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Law that imposes liability for handling, storage, use, treatment, transportation, disposal or discharge of Hazardous Substances. Tenant shall promptly notify Landlord of any liens threatened or attached against the Premises pursuant to any Environmental Laws. In the event that any such lien shall be filed against the Premises by the NJDEP, pursuant to and in accordance with the provisions of the New Jersey Spill Compensation and Control Act (specifically N.J.S.A. 58:10-23.11f(f)), as a result of the Chief Executive of the New Jersey Spill Compensation Fund having expended monies from said fund pursuant to N.J.S.A. 58:10-23.11g, and/or “Cleanup and Removal Costs”, as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of any Tenant Party and resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of “Hazardous Substances”, as such term is defined in N.J.S.A. 58:10-23.11b(k), at, on or about the Premises during the Term or as a result of any intentional or unintentional act or omission of Tenant, into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, then Tenant shall, within forty-five (45) days from the date that Tenant is given notice that the lien has been placed against the Premises (or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Premises to be sold pursuant to the lien), either (i) pay the claim and remove the lien from the Premises or post such security with NJDEP so that NJDEP will release the lien, or (ii) furnish to

Landlord or its designee either (1) a bond satisfactory to Landlord in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security reasonably satisfactory to the Landlord in an amount sufficient to discharge the claim out of which the lien arises.

If at any time during the Term a Release or threat of Release of Hazardous Materials has occurred at the Premises, or an event or condition has occurred that results in the Premises being in violation of or subject to liability under any Environmental Law (collectively, “Environmental Condition”), or a written notice, complaint, or order or finding of violation or non-compliance with or liability under any Environmental Law shall have been received by Tenant with respect to the Premises (collectively, “Environmental Claim”), Tenant shall promptly take (A) all actions in respect to such Environmental Condition necessary to prevent and/or eliminate any risk to human health or the environment and to comply with Environmental Law and (B) all actions in response to such Environmental Claim as necessary to cure any non-compliance and resolve any liability and/or penalties arising therefrom. If Landlord determines in its sole and absolute discretion that Tenant has failed to take prompt action to cure the Environmental Condition or any condition giving rise to an Environmental Claim, within the shorter of (A) the time period required by any applicable Environmental Law or (B) a reasonable time period, Landlord shall have the right, but not the obligation, to undertake any investigatory and/or remedial actions in response to any such condition that Landlord deems necessary or advisable in its sole and absolute discretion to prevent and/or eliminate any risk to human health or the environment and to comply with all applicable Environmental Laws. If Landlord determines in its sole and absolute discretion that Tenant has failed to diligently defend against any such Environmental Claim or to cure any non-compliance and/or resolve any liability and/or penalties arising therefrom to Landlord’s satisfaction within a reasonable time, Landlord shall have the right, but not the obligation, at Tenant’s sole cost and expense, to undertake any actions in order to cure any non-compliance, resolve any liability and/or penalties arising therefrom, and/or defend such Environmental Claim. At all times, Tenant shall consult with and obtain Landlord’s approval in performing any investigation and/or remediation of Environmental Conditions at the Premises and defending against any Environmental Claim, including but not limited to: (i) negotiating any compliance schedule, compliance orders, clean-up standards, permit, consent agreement, consent order, memorandum of understanding or other agreement, which may be required by any governmental agency; (ii) contesting, defending, settling or otherwise resolving complaints, directives or other demands by any such governmental agency; (iii) bringing claims against, defending against and settling or otherwise resolving claims brought by, or otherwise establishing liability of or to third parties; and/or (iv) implementing any measures necessary to satisfy the agreements or other terms resulting from any such negotiation, litigation, direction by a governmental agency, or other resolution of such matters.

With regard to any remedial action Tenant undertakes pursuant to this Article 25 or pursuant to any Environmental Law, Tenant shall (i) not propose or undertake to impose any institutional or engineering controls upon the Premises, including bur not limited to deed notices, declarations of environmental restrictions or environmental caps, without first obtaining the consent of Landlord (which consent may be granted or withheld in Landlord’s sole and absolute discretion), and (ii) at Landlord’s sole and absolute discretion, perform all such investigation and/or remedial activities as are necessary to comply with Environmental Laws without the use of such institutional or engineering controls.

Tenant’s obligations and liabilities under this Article 25 shall survive (i) the expiration or earlier termination of this Lease even if the Tenant acquires title to the Premises, and (ii) any longer period during which Landlord remains responsible or liable for any Release or threat of Release of Hazardous Substances at the Premises arising from Tenant’s use of the Premises or any violations of Environmental Laws arising from or associated with Tenant’s use of the Premises.

(j) (a) “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; the New Jersey Industrial Site Recovery Act, N.J.S.A. §§ 13:IK-6 et seq. (“ISRA”); the New Jersey Spill Compensation and Control Act, N.J.S.A. §§ 58:10-23.11 et. seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

26. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.

(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, expenses, attorneys’ fees and disbursements, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

(e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during Normal Business Hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(1) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o) Recording. Tenant shall not record this Lease or any memorandum or short form of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

(p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q) Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) in litigation between Landlord and Tenant; and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building.

(r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(u) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

(v) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -	Outline of Premises
Exhibit B -	Description of the Land
Exhibit C -	Additional Rent, Taxes, Insurance and Utilities
Exhibit D -	Tenant Finish-Work
Exhibit E -	Building Rules and Regulations
Exhibit F-	Form of Tenant Estoppel Certificate
Exhibit G -	Form of Letter of Credit
Exhibit H -	Renewal Option
Exhibit I -	Guaranty

27. OSHA Regulations. Tenant acknowledges that it has been notified of the presence or potential presence of asbestos-containing materials (“ACM”) and materials designated by the Occupational Safety and Health Administration (“OSHA”) as presumed asbestos-containing materials (“PACM”) located in the Premises, the Building or the Complex. The following materials must, in accordance with OSHA regulations, be treated as PACM: any thermal system insulation and surfacing material that is sprayed on, troweled on, or applied in some other manner, as well as any resilient flooring material installed in 1980 or earlier. Upon written request by Tenant, Landlord shall provide Tenant with copies of any information pertaining to ACM or PACM in Landlord’s files. Notwithstanding the foregoing, Landlord represents to Tenant that, to Landlord’s actual knowledge, there is no friable asbestos in the Building.

28. Guaranty. In order to induce Landlord to enter into this Lease and in consideration of Landlord’s entering into this Lease, the full and faithful keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions of this Lease provided to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of the Rent payable by Tenant under this Lease) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions is being guaranteed by Louis Maione and Raju Chaganti (together, “Guarantors”), by the execution by Guarantors of the Guaranty attached to and made a part of this Lease as Exhibit I (the “Guaranty”). Tenant confirms and acknowledges that Landlord would not have entered into this Lease but for the giving of the Guaranty by Guarantors.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:

TENANT:

MEADOWS OFFICE, L.L.C., a Delaware limited liability company

By:	/s/ John Saraceno

Name:	John Saracco Jr.

Title:	Authorized Signatory

Execution Date:	10-9-07

CANCER GENETICS, INC., a Delaware corporation

By:	/s/ Louis J. Maione

Name:	Louis J. Maione

Title:	President

Execution Date:	9-28-07

EXHIBIT A

OUTLINE OF PREMISES

PREMISES
ADJACENT TENANT SPACE
1
2
3
4
5
6
A
B
C
D
E
F

01 PROPOSED FLOOR PLAN

THE DIETZ PARTNERSHIP

PROPOSED LEASE PLAN FOR
CANCER GENETICS

PROPOSED PLAN

SHEET NO.
A-1

A-1

EXHIBIT B

DESCRIPTION OF THE LAND

All that certain land and premises located in the Borough of Rutherford, County of Bergen and State of New Jersey, bound and described as follows:

Beginning at a point which is the following courses from the intersection of the Southerly right-of-way line of Borough Street (60 feet wide) and the Westerly right-of-way line of Veterans Boulevard (80 feet wide) and running thence,

(A)	South 25 degrees 45 minutes 24 seconds West, 266.34 feet along Veterans Boulevard to a point of curvature; thence,

(B)	Still along Veterans Boulevard, on a curve to the left with a radius of 380.00 feet, an arc distance of 80.25 feet to a point of tangency; thence,

(C)	Still along Veterans Boulevard, South 13 degrees 39 minutes 24 seconds West, 201.35 feet to the true point and place of beginning and running thence,

(1)	Along the right-of-way line of Veterans Boulevard, South 13 degrees 39 minutes 24 seconds West, 53.00 feet to a point; thence,

(2)	North 53 degrees 54 minutes 35 seconds West, 12.19 feet to a point; thence,

(3)	South 21 degrees 46 minutes 54 seconds West, 50.55 feet to a point; thence,

(4)	South 54 degrees 23 minutes 06 seconds East, 19.85 feet to a point; thence,

(5)	Along the right-of-way line of Veterans Boulevard, South 13 degrees 39 minutes 24 seconds West, 235.43 feet to a point; thence,

(6)	Leaving the sideline of said Veterans Boulevard, South 33 degrees 48 minutes 00 seconds West, 341.36 feet to a point; thence,

(7)	South 58 degrees 39 minutes 30 seconds West, 144.19 feet to a point; thence,

(8)	South 31 degrees 20 minutes 30 seconds East, 60.30 feet to a point; thence,

(9)	South 58 degrees 39 minutes 30 seconds West, 9.55 feet to a point; thence,

(10)	South 31 degrees 20 minutes 30 seconds East, 9.80 feet to a point; thence,

(11)	South 58 degrees 39 minutes 30 seconds West, 278.19 feet to a point; thence,

(12)	Along lands of the State of New Jersey used for highway purposes, on a curve to the right with a radius of 885,00 feet, an arc distance of 66.14 feet to a point of tangency, said curve has a chord bearing of North 04 degrees 32 minutes 08 seconds West, 66.13 feet; thence,

(13)	Still along said lands, North 02 degrees 23 minutes 48 seconds East, 230.12 feet to a point;

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thence,

(14)	Still along said lands, North 83 degrees 23 minutes 02 seconds West, 18.21 feet to a point; thence,

(15)	Still along said lands, on a curve to the right with a radius of 2078.00 feet, an arc distance of 430.05 feet to a point of compound curvature, said curve has a chord bearing of North 09 degrees 12 minutes 36 seconds East, 429.28 feet; thence,

(16)	Still along said lands, on a curve to the right with a radius of 9939.00 feet, an arc distance of 77.63 feet to a point of tangency; thence,

(17)	Still along said lands, North 15 degrees 35 minutes 10 seconds East, 231.34 feet to a point; thence,

(18)	Leaving lands of the State of New Jersey, on a curve to the left with a radius of 55.00 feet, an arc distance of 83.89 feet to a point of reverse curvature, said curve has a chord bearing of South 66 degrees 26 minutes 58 seconds East, 75.99 feet; thence,

(19)	On a curve to the right with a radius of 225.00 feet, an arc distance of 243.69 feet to a point, said curve has a chord bearing of South 79 degrees 07 minutes 07 seconds East, 231.95 feet; thence,

(20)	South 76 degrees 20 minutes 36 seconds East, 192.42 feet to the point or place of beginning.

BEING known as Lot 2 in Block 219 on the official Tax Map of the Borough of Rutherford, Bergen County, New Jersey.

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EXHIBIT C

ADDITIONAL RENT, TAXES, INSURANCE AND UTILITIES

1. Additional Rent. Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) (“Additional Rent”) by which the annual Operating Costs (defined below) per rentable square foot in the Building for each year of the Term exceed the annual Operating Costs per rentable square foot in the Building for calendar year 2007 (the “Base Year”). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual costs are available for each calendar year. Operating Costs for the Base Year, for the purpose of comparisons of the Base Year with subsequent years only, shall be calculated so as to not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; or amortized costs relating to capital improvements.

2. Operating Costs. The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project or Complex, as applicable, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the management, operation, maintenance, repair or security of the Project or Complex, as applicable (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project or Complex, as applicable), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project or Complex, as applicable; (c) costs for improvements made to the Project or Complex, as applicable which, although capital in nature, are (i) expected to reduce the normal operating costs (including all utility costs) of the Project or Complex, as applicable, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (d) repairs, replacements, and general maintenance of the Project or Complex, as applicable; (e) fair market rental and other costs with respect to the management office for the Building or Complex, if any; and (f) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project or Complex, as applicable. If the Building is part of a Complex, Operating Costs may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.

Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Project or Complex tenants, as applicable (e.g., tax disputes); (6) renovating or otherwise improving leased premises of the Project or Complex, as applicable or vacant space in the Project or Complex, as applicable; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; and (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project or Complex, as applicable.

3. Taxes. Tenant shall also pay Tenant’s Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Year. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project or Complex, as applicable (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project or Complex, as applicable, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project and Complex, and all rights to receive notices of reappraisement.

4. Insurance. Tenant shall also pay Tenant’s Proportionate Share of any increases in cost of Insurance for each year and partial year falling within the Term over the cost of Insurance for the Base Year. Tenant shall pay Tenant’s Proportionate Share of increases in Insurance costs in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

5. Utilities. Tenant shall also pay Tenant’s Proportionate Share of any increases in the cost of Utilities for each year and partial year falling within the Term over the cost of Utilities for the Base Year. Tenant shall pay Tenant’s Proportionate Share of increases in Utilities costs in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Utilities” shall mean all utilities, including electricity, gas, water, sewer and other utility services serving the Common Areas.

6. Operating Costs, Tax, Insurance and Utilities Statement. By May 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 6 of this Exhibit, and of the

Taxes, Insurance and Utilities for the previous year (the “Operating Costs, Tax, Insurance and Utilities Statement”), If Tenant’s estimated payments of Operating Costs or Taxes or Insurance or Utilities under this Exhibit C for the year covered by the Operating Costs, Tax, Insurance and Utilities Statement exceed Tenant’s share of such items as indicated in the Operating Costs, Tax, Insurance and Utilities Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs, Taxes, Insurance or Utilities under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Operating Costs, Tax, Insurance and Utilities Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises.

7. Gross-Up. With respect to any calendar year or partial calendar year in which the Building or Complex, as applicable, is not occupied to the extent of 100% of the rentable area thereof, or Landlord is not supplying services to 100% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building or Complex, as applicable, been occupied to the extent of 100% of the rentable area thereof and Landlord had been supplying services to 100% of the rentable area thereof.

EXHIBIT D

TENANT FINISH-WORK

Tenant hereby accepts the Premises in their “AS-IS” condition, and Landlord shall have no obligation to perform any work therein (including demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein, except as hereinafter provided. Before Tenant may occupy the Premises to conduct its business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy from the appropriate governmental authority for the Premises. Tenant shall perform all Alterations required by Tenant for Tenant’s initial use and occupancy of the Premises (“Tenant’s Initial Alterations”), in accordance with Section 8(a) of this Lease.

During the performance of Tenant’s Initial Alterations (but not more frequently than once per calendar month) and upon substantial completion thereof, provided no Event of Default is then in existence under this Lease, and provided no construction liens have been filed in connection with Tenant’s Initial Alterations, within thirty (30) days after presentation to Landlord of the items described below with respect to each draw, Landlord shall pay out of the Tenant’s Work Allowance (as hereinafter defined) (up to an aggregate total amount equal to Landlord’s Cost Obligation) for Tenant’s Costs theretofore incurred. Each draw against the Tenant’s Work Allowance shall be limited to the proportion that Landlord’s Cost Obligation bears to the total Tenant’s Costs (as reasonably estimated by Landlord until such time as the actually amount of Tenant’s Costs shall have been determined) (“Landlord’s Cost Proportion”), times the amount then payable to the contractor(s) performing Tenant’s Initial Alterations. In addition, at no time shall the total amount drawn against the Tenant’s Work Allowance exceed Landlord’s Cost Proportion of the total of all monies paid through the current draw to the contractors) performing Tenant’s Initial Alterations. All draws against the Tenant’s Work Allowance paid prior to the final draw shall be reduced by a ten percent (10%) retainage (which retainage shall be payable as part of the final draw). The final draw of Tenant’s Work Allowance shall not be paid until issuance of a certificate of occupancy for Tenant’s Initial Alterations and delivery to Landlord of Auto-CAD as-built drawings of the completed Tenant’s Initial Alterations. For purposes of this Exhibit D, (i) “Tenant’s Costs” shall mean actual out-of pocket hard and soft construction costs incurred by Tenant in connection with Tenant’s Initial Alterations, including permit and inspection fees and other costs associated with obtaining necessary permits and approvals and costs of materials and labor used in construction of Tenant’s Initial Alterations, (ii) “Landlord’s Cost Obligation” shall mean the sum of (a) the Tenant’s Work Allowance less (b) the fee payable to Landlord’s Construction Manager pursuant to Section 8(a) of this Lease, and (iii) “Tenant’s Work Allowance” shall mean the amount of $185,000.00. Items to be delivered to Landlord with respect to each draw against the Tenant’s Work Allowance shall include (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702, Application and Certificate for Payment, covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located in said Document G-702; (iii) contractors’, subcontractors’ and material suppliers’ waivers of liens covering all of the Tenant’s Initial Alterations for which payment is requested; (iv) a cost breakdown for each trade or subcontractor performing Tenant’s Initial Alterations; (v) copies of all construction contracts for Tenant’s Initial Alterations, with copies of all change orders, if any; and (vi) a request to disburse executed by Tenant containing an approval by Tenant of the theretofore completed Tenant’s Initial Alterations.

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EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.

4. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

5. If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9. No machinery of any kind (other than normal office equipment) shall be operated by

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any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

11. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

13. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

14. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

15. Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

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EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                                 , a                                , as Landlord, and the undersigned as Tenant, for the Premises on the                      floor(s) of the industrial building located at                             ,                      and commonly known as                                , and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of                     , 200   between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

                                                                                              .

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on                    , 200  , and the Term expires, excluding any renewal options, on                    , 200  , and, other than as expressly set forth in the Lease, Tenant has no options to renew or extend the Term or to purchase all or any part of the Premises or the Building or to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease (which is comprised of [x] rentable square feet) and Tenant has not assigned the Lease or transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                    . The current monthly installment of Base Rent is $        .

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to the

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undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than as approved by Landlord in writing or expressly permitted under the Lease and used in compliance with all applicable laws and insurance requirements and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                            , 200  .

TENANT:	,

a

By:

Name:

Title:

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EXHIBIT G

FORM OF LETTER OF CREDIT

[BANK LETTERHEAD]

[DATE]	LETTER OF CREDIT NO.

MEADOWS OFFICE, L.L.C. (“Beneficiary”),	$
or its successor-in-interest as landlord under that certain Lease dated [DATE OF LEASE], as amended between Beneficiary and [NAME
OF TENANT] covering premises located at
[ADDRESS OF BUILDING], New Jersey

EXPIRATION DATE:

Gentlemen:

We hereby establish our transferable irrevocable letter of credit in your favor for the account of [NAME OF TENANT] for up to the aggregate amount of $        , payable against your sight draft or drafts drawn on [Name and Address of Bank].

Any draft drawn under this letter of credit must bear the clause: “Drawn under [Name of Bank] transferable irrevocable letter of credit no.         , dated [Date of Letter of Credit].”

We hereby engage with drawers, endorsers, assignees and bona fide holders of any and all drafts drawn under and in compliance with the terms of this letter of credit that each such draft will be honored upon its presentation to us not later than the expiration date stated above.

Except as expressly stated otherwise, this letter of credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

Very truly yours,

[NAME OF BANK]

By:

, (Vice) President

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EXHIBIT H

RENEWAL OPTION

1. Tenant, provided this Lease shall then be in full force and effect, shall have the option (herein called the “Renewal Option”) to extend the Term for an additional five (5) year period (the “Renewal Term”), which Renewal Term shall commence on the date immediately succeeding the Expiration Date, and end on the fifth (5th) anniversary of the Expiration Date (such anniversary being herein called the “Renewal Expiration Date”). The Renewal Option shall be exercisable only by Tenant giving Landlord written notice of such exercise (herein called the “Renewal Notice”), which notice shall be received by Landlord not later than the date that is twelve (12) months prior, nor earlier than the date that is fifteen (15) months prior, to the Expiration Date (time being of the essence). Landlord, at its option, may render the Renewal Notice null and void upon notice thereof to Tenant if, at the time that Landlord receives the same, Tenant shall be in default under this Lease beyond any applicable notice and/or cure period.

2. If Tenant exercises the Renewal Option in accordance with the terms set forth above, then this Lease shall thereupon be extended for the Renewal Term upon all the same terms, covenants and conditions as are contained in this Lease and applicable prior to the Renewal Term, except that for, and during, the Renewal Term: (1) the Base Rent shall be the greater of (a) the Renewal Term Base Rent (as hereinafter defined) for the Renewal Term, as determined as hereinafter set forth, or (b) the Base Rent in effect immediately prior to the commencement of the Renewal Term; (2) the Expiration Date shall be the Renewal Expiration Date; (3) any provisions of this Lease setting forth (i) workletter or other work obligations of Landlord, (ii) work allowances or contributions to be made by Landlord or (iii) abatements of Rent, shall not apply; and (4) the provisions of Section 1 above relating to Tenant’s right to renew the Term shall not be applicable.

3. (a) As used herein, the term “Renewal Term Base Rent” for the Renewal Term shall mean a Base Rent payable at a per annum rate equal to the product of (i) the Renewal Fair Market Base Rent for such Renewal Term, multiplied by (ii) the number of rentable square feet in the Premises.

(b) As used herein, the term “Renewal Fair Market Base Rent” for the Renewal Term shall mean the Base Rent, per rentable square foot per annum, that a willing tenant (of Tenant’s financial strength and operational history) would pay and a willing landlord would accept for a hypothetical renewal lease of the Premises having a 5-year term (commencing with the commencement of the Renewal Term), and providing for fixed annual rent throughout such term on either, at Landlord’s option, a level payment basis or with periodic step-ups in Base Rent, assuming: (i) that the Premises were being demised by such hypothetical renewal lease in their “as is” condition as of the date that Tenant exercised the Renewal Option; (ii) that the terms of such hypothetical renewal lease would (x) include a work allowance or contribution to be paid by such willing landlord to such willing tenant in an amount equal to the amount, if any, that Landlord in its Initial Renewal Rent Notice (as hereinafter defined) has indicated it is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such work allowance or contribution), (y) include a free rent period during which such willing tenant would not pay any Base Rent having a duration equal to the free rent period, if any, that Landlord in its Initial Renewal Rent Notice has indicated it is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such free rent period), and (z) otherwise be the same terms and conditions as are provided for in this Lease for the Renewal Term; and (iii) that such willing landlord would be paying a brokerage commission in respect of such hypothetical renewal lease equal to the brokerage commission, if any, payable by Landlord to any broker to whom a commission may be owing in connection with the Renewal Term.

(c) During the thirty (30) day period (the “Renewal Initial Period”) following Tenant’s exercise of the Renewal Option (i.e., after Landlord’s receipt of the Renewal Notice), Landlord and Tenant shall attempt to agree upon the Renewal Term Base Rent for the Renewal Term (including any concessions to be provided in connection therewith), and prior to the expiration of the Renewal Initial Period Landlord shall give Tenant written notice (the “Initial Renewal Rent Notice”) containing (i) Landlord’s determination of the Renewal Term Base Rent for the Renewal Term, including Landlord determination of the Renewal Fair Market Base Rent (“Landlord’s Renewal Rent Determination”), (ii) the amount of any work allowance or contribution that Landlord is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such work allowance or contribution), and (iii) the duration of any free rent period that Landlord is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such free rent period). If Landlord and Tenant fail to agree upon the Renewal Term Base Rent for the Renewal Term within the Renewal Initial Period, then Tenant may, by written notice (a “Renewal Appraisal Notice”) received by Landlord before the expiration of thirty (30) days after the expiration of the Renewal Initial Period, elect to have the Renewal Term Base Rent for the Renewal Term determined by appraisal in accordance with the provisions set forth in Section 6 of this Exhibit H. If Landlord does not receive a Renewal Appraisal Notice from Tenant before the expiration of such thirty (30) day period, Tenant and Landlord shall be conclusively deemed to have agreed to Landlord’s Renewal Rent Determination, and the Renewal Term Base Rent for the Renewal Term shall equal Landlord’s Renewal Rent Determination.

(d) If, as of the first day of the Renewal Term, the Renewal Term Base Rent shall not have been finally determined, then (i) for the period from the commencement of the Renewal Term until the date that the Renewal Term Base Rent is finally determined (herein called the “Renewal Pre-Determination Period”), Tenant shall make payments, on account of the Renewal Term Base Rent for the Renewal Term (as and when Base Rent is payable under this Lease), in an amount equal to the Base Rent in effect immediately prior to the commencement of the Renewal Term, and (ii) if, upon the final determination of the Renewal Term Base Rent for the Renewal Term, the payments made by Tenant on account of the Renewal Term Base Rent for the Renewal Term during the Renewal Pre-Determination Period were different than the Renewal Term Base Rent for the Renewal Term, then (A) Tenant shall pay to Landlord the amount of any deficiency within thirty (30) days after demand therefor, or (B) Landlord shall credit to Tenant the amount of any overpayment against the next Rent thereafter due. Tenant shall be provided the work allowance, if any, and free rent period, if any, set forth in the Initial Renewal Rent Notice. Any such free rent period shall commence on the first (1st) day of the Renewal Term. Any such work allowance shall be paid to Tenant on account of Alterations performed by Tenant in the Premises in accordance with this Lease during the Renewal Term, upon Tenant’s delivery to Landlord of invoices for such Alterations and proof of payment thereof and that no construction liens have been filed in connection therewith.

4. Tenant shall, upon the request of Landlord, execute, acknowledge and deliver to Landlord an instrument or instruments in form reasonably satisfactory to Landlord confirming any terms and conditions of this Lease applicable to the Renewal Option or the Renewal Term, including without limitation whether or not the Renewal Option has been exercised and the Renewal Term Base Rent for the Renewal Term, but any failure of Tenant to execute, acknowledge and deliver such instrument(s) shall not affect the validity of the Renewal Term or any of the provisions of this Section 1 of this Exhibit H.

5. Tenant’s rights under this Exhibit shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.

6. If Tenant shall serve upon Landlord, within the time and in the manner required under this Exhibit, a Renewal Appraisal Notice, then the Renewal Term Base Rent shall be determined by appraisal in accordance with the following:

(a) Tenant, by designation in the Renewal Appraisal Notice, shall appoint an appraiser (“Tenant’s Appraiser”). Landlord or Tenant shall furnish to Tenant’s Appraiser a copy of the Initial Renewal Rent Notice. Within thirty (30) days after the date of Landlord’s receipt of the Renewal Appraisal Notice, Tenant shall deliver to Landlord the written good-faith determination of Tenant’s Appraiser of the Renewal Fair Market Base Rent (“Tenant’s Renewal Rent Determination”), based upon the parameters set forth in Section 3(b) of this Exhibit. If Tenant fails to deliver to Landlord Tenant’s Renewal Rent Determination before the expiration of such thirty (30) day period, then Tenant and Landlord shall be conclusively deemed to have agreed to Landlord’s Renewal Rent Determination, and the Renewal Term Base Rent shall equal the Renewal Term Base Rent set forth in Landlord’s Renewal Rent Determination.

(b) Provided Landlord has received Tenant’s Renewal Rent Determination within the time set forth in Paragraph (a) above, Landlord and Tenant’s Appraiser, within fifteen (15) days after Landlord’s receipt of the Tenant’s Renewal Rent Determination, shall jointly appoint a mutually agreeable second appraiser who shall be impartial (herein called the “Final Appraiser”) and notify Tenant thereof. If Landlord and Tenant’s Appraiser fail to agree upon and appoint the Final Appraiser within such 15-day period, then either Landlord or Tenant may request that the American Arbitration Association (“AAA”) appoint the Final Appraiser within ten (10) days after such request, and both parties shall be bound by any appointment so made within such 10-day period. If the Final Appraiser shall not have been appointed within such 10-day period, then either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The Final Appraiser shall subscribe and swear to an oath to fairly and impartially perform his duties hereunder.

(c) Within fifteen (15) days after the appointment of the Final Appraiser, Landlord shall submit a copy of the Initial Renewal Rent Notice to the Final Appraiser, and Tenant shall submit a copy of Tenant’s Renewal Rent Determination to the Final Appraiser. If either Landlord or Tenant shall fail to submit such materials in accordance with the provisions of this Paragraph (c), then the Final Appraiser shall notify any party which failed to submit its required materials of its failure (which notice shall refer specifically to this Paragraph 6(c) of this Exhibit H), and if, in such event, the failing party does not, within a period of ten (10) days after its receipt of such notice, submit its required materials, then (i) if Tenant failed to so submit its required materials, the Renewal Term Base Rent shall be the amount thereof set forth in Landlord’s Renewal Rent Determination, or (ii) if Landlord failed to so submit its required materials, the Renewal Term Base Rent shall be determined using the Renewal Fair Market Base Rent set forth in Tenant’s Renewal Rent Determination, and any such determination shall be conclusive and binding upon both Landlord and Tenant.

(d) If both Landlord and Tenant submit their respective required materials in accordance with the provisions of Paragraph (c) above, then the Final Appraiser, within twenty (20)

days after its receipt of both sets of required materials, shall select which of Landlord’s Renewal Rent Determination or Tenant’s Renewal Rent Determination, in his opinion, more accurately reflects the Renewal Fair Market Base Rent, and shall notify Landlord and Tenant of such selection in writing. The Renewal Fair Market Base Rent set forth in the selected Fair Market Determination shall be used to determine the Renewal Term Base Rent, and such determination shall be conclusive and binding upon both Landlord and Tenant.

(e) The fees and expenses of any such appraisal process shall be borne by the parties equally, except that Landlord shall bear the expense, if any, of the Initial Renewal Rent Notice and Tenant shall bear the expense of Tenant’s Appraiser, and each party shall bear the expense of its attorneys and experts.

(f) Tenant’s Appraiser and the Final Appraiser each shall be a disinterested person of at least ten (10) years experience as a real estate appraiser in the State of New Jersey who shall be a member of the “MAI” society of appraisers and shall have had experience as a broker or appraiser of first-class commercial office real estate in the “Meadowlands, New Jersey” office market.

(g) It is expressly understood, and each appraiser shall acknowledge and agree, that any determination of the Renewal Fair Market Base Rent shall be based solely on the definition thereof as set forth in Section (b) of this Exhibit H, including the assumptions and criteria set forth in such definitions, taking into account the office leasing market within a two (2) mile parameter of the Building. The appraisers shall not have the power to add to, modify or change any such definitions or any other provisions of this Exhibit, and the jurisdiction of the appraisers is accordingly limited.

EXHIBIT I

GUARANTY

THIS GUARANTY (the “Guaranty”) is attached to and made a part of that certain Lease (the “Lease”) between MEADOWS OFFICE, L.L.C. (“Landlord”) and CANCER GENETICS, INC, (“Tenant”), covering premises (the “Premises”) located in the building located at 201 Route 17 North, Rutherford, New Jersey. All capitalized terms used herein shall, if not defined herein, have the same meanings as are given to them in the Lease.

In order to induce Landlord to enter into the Lease and in consideration of Landlord’s entering into the Lease, the undersigned (hereinafter referred to as “Guarantor”, whether one or more) hereby guaranties, unconditionally and absolutely, to Landlord, its successors and assigns (without requiring any notice of nonpayment, nonkeeping, nonperformance or nonobservance of proof of notice or demand whereby to charge Guarantor, all of which Guarantor hereby expressly waives), the full and faithful keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions of the Lease provided to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of the Rent payable by Tenant under the Lease) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions. If more than one (1) individual Guarantor executes this Guaranty, the obligations of each individual Guarantor hereunder shall be joint and several.

Notwithstanding anything to the contrary contained herein, Guarantor’s liability under this Guaranty shall initially be limited to the amount of $98,000.00, and, provided no Event of Default shall have occurred under the Lease, (i) such liability limitation amount shall be reduced to $43,200.00 on the first (1st) anniversary of the Commencement Date of the Lease, and (ii) shall be terminated, null and void, as of the second (2nd) anniversary of the Commencement Date of the Lease.

As a further inducement to Landlord to enter into the Lease and in consideration thereof, Guarantor hereby expressly covenants and acknowledges as follows:

(a) The obligations hereunder of Guarantor shall not be terminated or affected in any way or manner whatsoever by reason of Landlord’s resort, or Landlord’s omission to resort, to any summary or other proceedings, actions or remedies for the enforcement of any of Landlord’s rights under the Lease or with respect to the Premises or by reason of any extensions of time or indulgences granted by Landlord, or by reason of the assignment or surrender of all or any part of the Lease or the term and estate thereby granted or all or any part of the Premises except to the extent that Tenant is released in writing by Landlord from any obligation in connection with any such assignment or surrender. Action or suit may be brought against Guarantor and carried to final judgment and/or completion and recovery had, either with or without making Tenant a party thereto. Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is guaranty of payment and not of collection and, except as provided herein, shall remain in full force and effect until payment in full to Landlord of all sums payable under the Lease. Guarantor waives any right to require that any action to be brought against Tenant or to require that resort be had to any security or to any other credit in favor of Tenant.

(b) If, pursuant to law or to any option granted by the Lease or otherwise, the Lease shall be renewed, or its Term extended, for any period beyond the date specified in the Lease for the

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expiration of said Term, or if additional space shall be included in, or substituted for, all or any part of the Premises, or if the Lease be modified by agreement between Landlord and Tenant in any other similar or dissimilar respect, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful keeping, performance and observance of all of the covenants, agreements, terms, provisions and conditions which under such renewal of the Lease or extension of its Term and/or with respect to any such additional space, or which under any supplemental indenture or new lease or modification agreement, entered into for the purpose of expressing or confirming any such renewal, extension, inclusion, substitution or modification are to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of Rent provided for thereunder) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions.

(c) Neither the giving nor the withholding by Landlord of any consent or approval provided for in the Lease shall affect in any way the obligations hereunder of Guarantor.

(d) Neither Guarantor’s obligation to make payment in accordance with the terms of the Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation, or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from operation of any present or future provision of the Bankruptcy Act of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred.

(e) This Guaranty, and all of the terms hereof, shall be binding on Guarantor and the heirs, legal representatives and assigns of Guarantor.

(f) Guarantor hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor in respect of this Guaranty,

(g) Guarantor will pay to Landlord all Landlord’s expenses, including, but not limited to, reasonable attorney’s fees and expenses, in enforcing this Guaranty.

(h) Termination of the Lease of which this Exhibit I is attached to and made a part of shall not affect the Guaranty given hereunder which shall survive such termination.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 28th day of September, 2007.

WITNESS:

Jane Houldsworth	/s/ Louis Maione
Print name:	LOUIS MAIONE

Jane Houldsworth	/s/ Raju Chaganti
Print name:	RAJU CHAGANTI

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